                             December 7, 2001



Allied Riser Communications Corporation
1700 Pacific Avenue, Suite 400
Dallas, Texas 75201
Attention:  General Counsel
Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Attention:  Corporate Trust Administration
            (Allied Riser Communications Corporation,
            7.50 % Convertible Subordinated Notes due 2007)

Re: Indenture dated as of June 28, 2000 (the "Indenture") between Allied Riser Communications Corporation (the "Issuer") and Wilmington Trust Company (the "Trustee") relating to the 7.50% Convertible Subordinated Notes due 2007 (the "Notes") of the Issuer

Dear Ladies and Gentlemen:

         Please be advised that this letter constitutes a "Notice of Default" pursuant to Section 5.1(4) of the Indenture.

         As a result of the actions of the Issuer more particularly described below, the Issuer has breached its covenants set forth in Section 10.4 of the Indenture as well as the implied covenant of good faith and fair dealing contained therein. Pursuant to Section 5.1(4) of the Indenture, the undersigned hereby requires that such default or breech be remedied.

         A review of the Issuer's publicly available statements clearly indicates that the Issuer has undertaken a de facto liquidation of its affairs.

         On October 2, 2000, the Issuer initiated a reduction in force in which approximately 115 employees were separated from its operations.

         On February 19, 2001, the Issuer announced an additional reduction in force in which approximately 140 employees were separated from its the Issuer's operations.
         On May 21, 2001, the Issuer announced that it had further reduced its work force by approximately 117 employees.

         On July 24, 2001, the Issuer announced a number of initiatives, including the further reduction in the number of employees by approximately 290 persons.

         As a result of the foregoing measures, as of November
15, 2001 the Issuer had 70 employees (35 of which were employed by Shared Technologies of Canada, a 68% owned subsidiary).

         On October 24, 2001 the Issuer announced that it had notified 19 of its remaining employees that their employment would be terminated within the next 60 days.

                             In addition to eliminating its
workforce, the Issuer has also been divesting its assets.

         During the third and fourth quarters of 2001, the Issuer sold four of the five data and communication service providers acquired by it in 2000.

         On August 7, 2001, the Issuer sold its subsidiary
Waterlink, Inc.

         On September 14, 2001 the Issuer sold substantially all of the assets and liabilities of its subsidiary
DirectCorporateLink.net, Inc.

         On October 3, 2001, the Issuer sold its subsidiary
Rockynet.com, Inc.

         On October 4, 2001, the Issuer sold all of the membership interests in its subsidiary, Netrox, L.L.C.

         In addition, the Issuer has undertaken a series of steps that were completed as of September 31, 2001. As a result of these steps the Issuer has essentially ceased the bulk of its business operations. These steps include:

         The suspension of retail sales of broadband data application and services;

         The transitioning of all of its previously existing retail customers to other service providers; and

         The closure of the Issuer's sales offices.

         Based on the foregoing, it is clear that the Issuer has undertaken a systematic liquidation of its assets and has essentially ceased to do business in any meaningful way. The Issuer is now insolvent and has no reasonable expectation of being able to pay the Notes, or its other obligations, as they come due.

         The Issuer has recently announced the final stage of its liquidation - the sale of its remaining assets to Cogent Communications Group, Inc. ("Cogent"). Yet rather than allowing the value of these rapidly deteriorating assets to be used to satisfy its creditors, the Cogent transaction is structured as a "merger", thereby diverting the proceeds to the Issuer's stockholders, directors and few remaining employees.

         The Cogent transaction is a merger in name only. No assets are added or merged into the Issuer. It is, in reality, a stock sale, giving Cogent the use of the Issuer's assets while allowing the stockholders to solely benefit from whatever value is attributable to that use. And in addition to depleting the Issuer's resources to accomplish this sale, the Issuer has used this opportunity to reward its officers and directors with accelerated options and a dubious $5.2 million retention, severance and bonus pool, further depleting the Issuer's limited resources.

         Please be advised that the cumulative weight of the foregoing actions constitutes a default or breach by the Issuer of the covenant set forth in Section 10.4 of the Indenture and the implied covenant of good faith and fair dealing contained therein.

         Please also be advised that, if the Cogent transaction is consummated as currently proposed, such transaction shall constitute a "Change of Control" as defined in Article XIV of the Indenture.

         The Notice of Default is being sent by the following entities in their respective capacity as beneficial holders (or as nominee or advisor of beneficial holders) of Notes having an aggregate outstanding principal amount of $82,291,000, constituting approximately 67% of the total amount of Notes outstanding:

                             CRT Capital Group, LLC
                             Peninsula Partners, L.P.

                             Providence Asset Management, LLC
                             JMG Capital Asset Management, LLC
                             Sagamore Hill Hub Fund, Ltd.

                             JMG Triton Offshore Fund, Ltd.

                             Magten Asset Management Corp.

                             Angelo Gordon & Co., L.P.

         Execution sheets for each of these entities are attached.

         Please also be advised that these entities are separately requesting the Trustee to deliver a notice substantially in the form of this letter to the Issuer, in the Trustee's own name as Trustee under the Indenture.














































                                4
03872001.AB9

                  EXECUTION BY BENEFICIAL OWNER

         The undersigned beneficial owner of the Notes hereby represents and warrants that it is duly authorized to deliver this Notice of Default, and that such power has not been granted or assigned to any other person.

Name of Beneficial Owner:  Peninsula Partners, L.P.
(Print Name of Authorized Signature):  R. Ted Weschler
Signature:  /s/ R. Ted Weschler
Title:  Managing Member, Peninsula Capital Appreciation, LP as
General Partner of Peninsula Partners, LP
Address:  404B East Main Street, Charlottesville, Virginia 22902
Phone:        434-297-0816
FAX:          434-220-9321
Total Current Principal Amount Owned as of: $19,700,000
Date:         December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor:  Providence Asset Management, LLC
(Print Name of Authorized Signature):  John C. Kopchik
Signature:  /s/ John C. Kopchik
Address:  261 School Avenue, Suite 400,
          Excelsior, Minnesota 55331
Phone:
FAX:
Name of Beneficial Owner:
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $10,000,000
Date:  December 6, 2001

                  EXECUTION BY BENEFICIAL OWNER

         The undersigned beneficial owner of the Notes hereby represents and warrants that it is duly authorized to deliver this Notice of Default, and that such power has not been granted or assigned to any other person.

Name of Beneficial Owner:   Sagamore Hill Hub Fund, Ltd.
(Print Name of Authorized Signature):  Steven Bloom
Title:
Signature:  /s/ Steven Bloom
Address: Maples & Calder, P.O. Box 309, Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands
Phone:
FAX:
Total Current Principal Amount Owned as of:  $16,050,000
Date:  December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor:   CRT Capital  Group, LLC
(Print Name of Authorized Signature):  C. Michael Vaughn, Jr.
Signature:  /s/ C. Michael Vaughn, Jr.
Address:  One Fawcett Place, Greenwich, Connecticut 06830
Phone:  (203) 629-6430
FAX:  (203) 629-6499
Name of Beneficial Owner:
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $11,473,000
Date:  December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor:   JMG Capital Partners, L.P.
(Print Name of Authorized Signature):  Jonathan Glaser
Signature:  /s/ Jonathan Glaser
Address:  1999 Avenue of the Stars, Suite 2530,
          Los Angeles, California 90067
Phone:  310-201-2619
FAX:  310-201-2759
Name of Beneficial Owner:  JMG Capital Partners, L.P.
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $900,000
Date:  December 6, 2001

                  EXECUTION BY BENEFICIAL OWNER

         The undersigned beneficial owner of the Notes hereby represents and warrants that it is duly authorized to deliver this Notice of Default, and that such power has not been granted or assigned to any other person.

Name of Beneficial Owner:  JMG Triton Offshore Fund, Ltd.
(Print Name of Authorized Signature):  Jonathan Glaser
Title:  Member Manager
Signature:  /s/ Jonathan Glaser
Address: 1999 Avenue of the Stars, Suite 2530,
         Los Angeles, California 90067
Phone:  310-201-2619
FAX:  310-201-2759
Total Current Principal Amount Owned as of:  $3,050,000
Date:  December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor:   Angelo Gordon & Co., L.P.
(Print Name of Authorized Signature):  Fred Berger
Signature:  /s/ Fred Berger
Address: 245 Park Avenue, 26th Floor, New York, New York 10167
Phone:  (212) 692-2040
FAX:  (212) 867-6448
Name of Beneficial Owner:  Leonardo, L.P.
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $4,000,000
Date:  December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor: Magten Asset Management, Corp. (Print Name of Authorized Signature): Robert J. Capozzi
Signature:  /s/ Robert J. Capozzi
Address:  35 East 21st Street, Fifth Floor,
          New York, New York 10010
Phone:  212-529-6600
FAX:    212-505-0484
Name of Beneficial Owner: Magten Asset Management Corp. As Attorney-in-Fact for various clients
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $15,500,000
Date:  December 6, 2001

                 EXECUTION BY NOMINEE OR ADVISOR

         The undersigned hereby represents and warrants that it is the nominee or advisor for the beneficial owner indicated, and that the beneficial owner has granted to the undersigned the power and authority to deliver this Notice of Default on its behalf.

Name of Nominee or Advisor:  HBV Capital Management, LLC
(Print Name of Authorized Signature):  George J. Konomos
Signature:  /s/ George J. Konomos
Address:   200 Park Avenue, Suite 3300, New York, New York 10016
Phone:  (212) 808-3973
FAX:  (212) 808-3973
Name of Beneficial Owner:
Total Current Principal Amount Owned with
Respect to Which Notice of Default is Made as of:  $1,618,000
Date:  December 6, 2001



































03872001.AB9